UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2025

ALEXANDRIA REAL ESTATE EQUITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-12993	95-4502084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 North Euclid Avenue Pasadena, California	91101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 578-0777

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	ARE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Executive Officer

On December 3, 2025, Daniel J. Ryan, Co-President and Regional Market Director – San Diego of Alexandria Real Estate Equities, Inc. (the “Company”), submitted his resignation from all of his positions with the Company and its subsidiaries, effective December 31, 2025, for personal and health related reasons.

Mr. Ryan had served as Co-President and Regional Market Director – San Diego since September 2023 and had been employed by the Company in various positions since 2010. The Board of Directors of the Company thanks Mr. Ryan for his many years of valuable and strategic service to the Company.

Item 8.01	Other Events

Common Stock Repurchase Program

On December 5, 2025, the Board approved and authorized a common stock repurchase program. The new program replaces the current repurchase authorization for up to $500 million that was set to expire on December 31, 2025. Under the current program, Alexandria repurchased $258.2 million of its shares of common stock, par value $0.01 per share (“Common Stock”), primarily in January 2025. Under the new program, the Company may, from time to time, purchase up to $500 million of its outstanding shares of Common Stock until December 31, 2026 in the open market or otherwise (including in negotiated transactions, through accelerated share repurchases, through indirect purchases of Common Stock such as by using derivatives, or in other transactions).

The specific timing, price, and amount of any repurchases will be determined by the Company in its discretion and will depend on a variety of factors, including prevailing stock prices, available capital, general economic and market conditions, and other considerations. The stock repurchase program does not obligate the Company to repurchase any dollar amount or number of shares of Common Stock and may be suspended or discontinued at any time. The Company’s preference is to fund stock repurchases, if any, through December 31, 2026 on a leverage-neutral basis with net cash provided by operating activities after dividends and proceeds from real estate dispositions and/or joint ventures.

On December 8, 2025, the Company issued a press release announcing the common stock repurchase program. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)            Exhibits

99.1	Press Release, dated December 8, 2025.
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

December 8, 2025	By:	/s/ Marc E. Binda
Marc E. Binda
Chief Financial Officer and Treasurer